SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

August 15, 2018

Date of Report (date of earliest event reported)

INTEVAC, INC.

(Exact name of Registrant as specified in its charter)

State of Delaware	0-26946	94-3125814
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

3560 Bassett Street

Santa Clara, CA 95054

(Address of principal executive offices)

(408) 986-9888

(Registrant’s telephone number, including area code)

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)	Appointment of Director

On August 15, 2018, the Board, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Dr. Stephen A. Jamison, night vision technologist to the Board, effective as of August 15, 2018, and, effective upon the appointment of Dr. Jamison to the Board, increased the size of the Board to seven members. The Board appointed Dr. Jamison to serve as a member of the Compensation Committee.

Dr. Jamison is not a party to any arrangement or understanding pursuant to which Dr. Jamison was selected as a director, nor is Dr. Jamison a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Dr. Jamison will receive an option grant of 25,000 shares as well as a $45,000 annual cash retainer for directors in accordance with the Company’s standard non-employee director compensation guidelines.

A copy of the press release issued by the Company announcing the appointment of Dr. Jamison to the Board is furnished herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEVAC, INC.

Date: August 16, 2018	/s/ JAMES MONIZ
James Moniz
Executive Vice President, Finance and Administration, Chief Financial Officer and Treasurer